UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52089	36-4528166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

Design Source, Inc., 100 Europa Drive, Suite 455, Chapel Hill, NC 27517

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2011, InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with INGENIERIA E INVERSIONES LTDA (the “Investor”) pursuant to which the Company completed a private placement of equity securities to the Investor. At the closing of the transaction, the Company issued and sold 980,382 shares of Common Stock of the Company, $0.00001 par value per share (the “Common Stock”), at a purchase price per share of $2.04, plus issued and sold a Common Stock Purchase Warrant (the “Warrant”) to the Investor for the purchase of 343,137 shares of Common Stock. The Warrant is exercisable by the Investor for a period of five years at an exercise price of $3.06 per share of Common Stock. The Warrant may only be exercised by cash payment of the exercise price to the Company.

The Company intends to use the proceeds of approximately $2.0 million from the transaction for working capital and general corporate purposes.

The offer, sale and issuance to the investors of the shares of the Common Stock, the Warrant and the shares of Common Stock issuable upon the exercise of the Warrant were made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and Regulation S promulgated thereunder, have not been registered under the 1933 Act, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the 1933 Act and applicable state securities laws.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

The foregoing descriptions of the Purchase Agreement and the Warrant and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, instruments and documents, which are filed herewith and each of which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: December 22, 2011	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 21, 2011 by and between the Company and INGENIERIA E INVERSIONES LTDA.

10.2	Common Stock Purchase Warrant dated December 21, 2011 and issued by the Company to INGENIERIA E INVERSIONES LTDA.